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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Voice Control Systems, Inc.
Dallas, Texas

         We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65842), pertaining to the Voice Control Systems, Inc. 1992 Stock Option Plan (formerly Scott Instruments Corporation 1992 Stock Option
Plan), of our report dated January 30, 1998, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.




                                                      /s/ BDO Seidman, LLP
                                                      --------------------
                                                      BDO Seidman, LLP

Dallas, Texas
March 23, 1998


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